UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 21, 2015
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On April 21, 2015, FMC Corporation, a Delaware corporation (“FMC” or the “Company”), completed, through its wholly-owned subsidiary, the previously announced acquisition of Cheminova A/S, a Denmark Aktieselskab, from Auriga Industries A/S, a Denmark Aktieselskab, for aggregate purchase price of $1.8 billion, including assumption of debt (the “Transaction”).

On April 21, 2015, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On April 21, 2015, the Company borrowed $1.65 billion under the Company’s previously announced senior unsecured term loan facility. The terms of such facility were previously disclosed in the Company’s Current Report on Form 8-K that was filed by the Company on October 14, 2014 and are incorporated herein by reference. The proceeds of the borrowing were used to finance the Transaction as well as to pay costs, fees and expenses incurred in connection with the Transaction and the term loan facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial statements of businesses acquired. The financial information required by Item 9.01(a) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro forma financial information. The financial information required by Item 9.01(b) of this Current Report on Form 8-K has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of FMC dated April 21, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ PAUL W. GRAVES
Paul W. Graves Executive Vice President and Chief Financial Officer
Date: April 21, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of FMC dated April 21, 2015